Exhibit 10.3

Amendment to

Amended and Restated Employment Agreement

This Amendment to Amended and Restated Employment Agreement is made and entered into as of October 13, 2015 (this “Amendment”) by and among KemPharm, Inc., a Delaware corporation (the “Company”), and Gordon K. Johnson (the “Executive”).

Background

A. The Company and Executive previously entered into that certain Amended and Restated Employment Agreement dated as of June 25, 2015 (the “Employment Agreement”)

B.Pursuant to Section 17.F of the Employment Agreement, the Employment Agreement may be amended by a written instrument between the Company and the Executive; and

C.The Company and the Executive desire to amend the Employment Agreement as provided herein.

Amendment

For and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.Amendment to Section 2.C.  Section 2.C of the Employment Agreement is hereby deleted and replaced in its entirety by the following:

“C. Equity Compensation. Upon the terms and conditions set forth in the following subsections on the Effective Date, Company shall grant to Executive an option (the “Option”) to purchase 160,000 shares of Company’s common stock (“Common Stock”) pursuant to and in accordance with the terms and conditions of Company's 2014 Equity Incentive Plan, or a successor plan (the “Plan”), and the Company’s form of option or stock grant agreement. The exercise price of the Option will be equal to the fair market value of the Common Stock on the date of such grant. The Option will vest on an annual basis over a period of four years with 25% of the shares of Common Stock subject to the Option vesting on the first anniversary of the date of grant and with an additional 25% of the shares of Common Stock subject to the Option vesting at each subsequent anniversary of the date of grant until such time that the Option is fully vested and exercisable, provided, that all options granted pursuant to this Section 2.C, and each other outstanding equity award granted to Executive, shall accelerate so as to be fully vested and immediately exercisable immediately prior to any Change in Control (as defined in the Plan) of the Company.”

2.This Amendment shall become effective immediately upon execution by the Company and the Executive.

3.Other than as set forth in this Amendment, all of the terms and conditions of the Employment Agreement shall continue in full force and effect.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

KemPharm, Inc.

By: /s/ Travis Mickle

Name: Travis Mickle

Title: President and CEO

In Witness Whereof, the parties have executed this Amendment to Employment Agreement as of the date first written above.

EXECUTIVE:

/s/ Gordon K. Johnson

Gordon K. Johnson